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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          -------------------------

                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    American Coin Merchandising, Inc.                         American Coin Merchandising Trust I
--------------------------------------------         -----------------------------------------------------
(Exact name of registrant as specified in                  (Exact name of registrant as specified in
                charter)                                             certificate of trust)

                Delaware                                                    Delaware
--------------------------------------------         -----------------------------------------------------
(State of incorporation or organization)                    (State of incorporation or organization)

               84-1093721                                                  84-6329379
--------------------------------------------         -----------------------------------------------------
  (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

  5660 Central Avenue, Boulder, Colorado                                      80301
--------------------------------------------         -----------------------------------------------------
  (Address of Principal Executive Offices)                                  (Zip Code)

If this form relates to the registration of a               If this form relates to the registration of a
class of securities pursuant to Section 12(b) of            class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to               the Exchange Act and is effective pursuant to
General Instruction A. (c), please check the                General Instruction A.(d), please check the
following box. [X]                                          following box [ ]

 Securities Act registration statement file number to which this form relates:

                                                                  333-60267
                                                             ------------------
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                      Names of Each Exchange on Which
      to be so Registered                      Each Class is to be Registered
---------------------------------            -----------------------------------
  Trust Preferred Securities                    American Stock Exchange, Inc.
Junior Subordinated Debentures                               None
           Guarantee                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's Trust Preferred Securities, Junior Subordinated Debentures and Guarantee being registered hereby is contained in the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-60267) (the "Registration Statement"), initially filed with the Securities and Exchange Commission on July 31, 1998, under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee" and are incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number           Description
-------          -----------

4.1              Certificate of Trust of American Coin Merchandising Trust I.

4.5              Trust Agreement of American Coin Merchandising Trust I.

4.9              Amended and Restated Trust Agreement of American Coin Merchandising Trust I.

4.10             Form of Junior Subordinated Indenture between the Registrant and Wilmington Trust Company, as Trustee.

4.11             Form of Guarantee Agreement with respect to Trust Preferred Securities of ACMI Merchandising Trust I.

4.13             Form of Certificate Evidencing Trust Preferred Securities.

4.14             Form of Certificate Evidencing Trust Common Securities.

4.15             Form of __% Junior Subordinated Deferrable Interest Debenture.

4.16             Form of Officers' Certificate and Company Order to be used in connection with the issuance of the __%
                 Junior Subordinated Deferrable Interest Debenture.






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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      AMERICAN COIN MERCHANDISING, INC.



Date:       August 17, 1998                 By:  /s/ Jerome M. Lapin
       ---------------------------             ---------------------------------
                                                 Jerome M. Lapin
                                                 President and Chief Executive
                                                 Officer


                                      AMERICAN COIN MERCHANDISING TRUST I



Date:       August 17, 1998                 By:  /s/ Jerome M. Lapin
       ---------------------------             ---------------------------------
                                                 Jerome M. Lapin
                                                 As trustee